Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124702 on Form S-8 of our report dated September 12, 2005 appearing in this Annual Report on Form 10-K/A of BofI Holding, Inc. for the year ended June 30, 2006.

/s/ Deloitte & Touche LLP

Los Angeles, California

September 28, 2006